UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
November 18, 2022
Date of Report (Date of Earliest Event Reported)

HP Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4423		94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1501 Page Mill Road,	Palo Alto,	California	94304
(Address of principal executive offices)			(Zip code)
(650) 857-1501
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 2.02.	Results of Operations and Financial Condition.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), except as shall be expressly set forth by specific reference in such filing.

On November 22, 2022, HP Inc. (“HP”) issued a news release relating to the results of operations for its fiscal quarter and fiscal year ended October 31, 2022. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On November 18, 2022, the Board of Directors (the “Board”) of HP approved a plan intended to enable digital transformation, portfolio optimization and operational efficiency (the “Plan”). HP expects that the Plan will be implemented through fiscal 2025.

The Plan is intended to generate estimated annualized gross run rate savings of at least $1.4 billion by the end of fiscal 2025.

In connection with the Plan, HP anticipates incurring approximately $1.0 billion in restructuring and other charges due to both labor and non-labor actions, approximately $0.8 billion of which is expected to be cash expenditures. Of the $1.0 billion, HP expects to incur approximately $0.7 billion in labor costs related to workforce reductions of approximately 4,000 – 6,000 employees by the end of fiscal 2025.

Item 7.01.	Regulation FD Disclosure.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

On November 22, 2022, HP announced that the Board authorized an increase of 5% in HP’s planned quarterly cash dividend amount payable to holders of record of its outstanding common stock, commencing with the dividend for the first fiscal quarter of fiscal year 2023, which would result in a quarterly dividend of $0.2625 per share. Each future quarterly dividend must be declared by the Board, or by the Board’s Finance, Investment and Technology Committee pursuant to authority delegated by the Board, out of legally available sources prior to payment.

Forward-Looking Statements
This report contains forward-looking statements based on current expectations and assumptions that involve risks and uncertainties. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, any statements relating to the Plan and any resulting cost savings, and the estimated costs, timing and charges associated with the Plan. Risks, uncertainties and assumptions include failure to achieve anticipated cost savings from the Plan, additional unexpected costs and charges related to the Plan, disruptions to execution due to the Plan and the other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021 and HP’s other filings with the Securities and Exchange Commission. The forward-looking statements in this report are made as of the date of this report and HP assumes no obligation and does not intend to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	HP Inc. News Release dated November 22, 2022.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP Inc.

DATE: November 22, 2022	By:	/s/ RICK HANSEN
	Name:	Rick Hansen
	Title:	Deputy General Counsel, Corporate and Corporate Secretary